Company Contact John Iannone Vice President, Investor Relations WesBanco, Inc. 304-905-7021

WesBanco Announces Third Quarter 2018 Net Income

Wheeling, WV, October 24, 2018 – WesBanco, Inc. ("WesBanco") (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2018.  Net income for the three months ended September 30, 2018 was $32.5 million, with diluted earnings per share of $0.64, compared to $26.4 million and $0.60 per diluted share, respectively, for the third quarter of 2017.  For the nine months ended September 30, 2018, net income was $99.2 million, or $2.11 per diluted share, compared to $78.6 million, or $1.78 per diluted share, for the 2017 period.  Net income excluding after-tax merger-related expenses for the three months ended September 30, 2018, increased 55.6% year-over-year to $41.0 million, or $0.81 per diluted share as compared to $0.60 per diluted share in the prior year quarter (non-GAAP measure).  On the same basis, net income for the nine months ended September 30, 2018 increased 42.2% year-over-year to $112.2 million, or $2.38 per diluted share versus $1.79 per diluted share in the prior year period (non-GAAP measure).

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2018		2017		2018		2017
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 41,027	$ 0.81	$ 26,356	$ 0.60	$ 112,194	$ 2.38	$ 78,903	$ 1.79
Less: After tax merger-related expenses	(8,541)	(0.17)	-	-	(13,010)	(0.27)	(319)	(0.01)
Net income (GAAP)	$ 32,486	$ 0.64	$ 26,356	$ 0.60	$ 99,184	$ 2.11	$ 78,584	$ 1.78
(1) See non-GAAP financial measures for additional information relating to the calculation of these items.

On April 5, 2018, WesBanco consummated the merger with First Sentry Bancshares, Inc. ("FTSB"), a bank holding company headquartered in Huntington, WV with $0.7 billion in assets, excluding goodwill.  In addition, on August 20, 2018, WesBanco consummated the merger with Farmers Capital Bank Corporation ("FFKT"), a bank holding company headquartered in Frankfort, KY with approximately $1.6 billion in assets, excluding goodwill.  Financial results for both FTSB and FFKT have been included in WesBanco's results from their respective merger consummation dates.

Financial and operational highlights:
•	Execution of well-defined long-term growth strategies driving strong profitability
o	Year-to-date income before provisions for credit losses and income taxes increased 6.8% year-over-year, or 20.4% when excluding merger-related costs
•	Sequential improvement in net interest margin reflects partial quarter of recently consummated FFKT acquisition
•	Solid expense management as demonstrated by a year-to-date efficiency ratio of 55.0% (non-GAAP measure), despite the inclusion of FFKT's operating expenses since August 20, 2018
•	Continued strength across key credit quality metrics
•	Successful completion of the merger with FFKT to become a top ten financial institution in the state of Kentucky

"We are pleased with our financial performance during the third quarter of 2018 as we remain focused on enhancing long-term shareholder value," said Todd F. Clossin, President and Chief Executive Officer of WesBanco. "We continued to drive strong profitability and positive operating leverage while successfully executing upon our long-term growth and diversification strategies and maintaining our legacy of sound credit quality in the third quarter."

Mr. Clossin added, "On August 20th, we welcomed the customers and employees of Farmers Capital Bank and its banking affiliate, United Bank & Capital Trust Company, into WesBanco.  I am excited about our opportunities in Kentucky, as we have grown from not having a presence two years ago to now being a top ten financial institution in the state.  We look forward to maintaining a strong commitment to client service and community banking, as we provide our newest customers with a broader array of banking services."

Balance Sheet
Portfolio loans of $7.7 billion, as of September 30, 2018, increased 21.2% when compared to the prior year period due to the acquisitions of FTSB and FFKT.  Total organic loans were relatively flat at just 0.5% down year-over-year, when excluding the consumer loan portfolio de-emphasis strategy, or down 1.2% in total.  The year-over-year decline in total organic loan growth resulted from continued targeted reductions in the consumer portfolio to reduce its risk profile, lower home equity loan balances due to lower demand as a result of higher interest rates, elevated levels of commercial real estate loans moving to an aggressive secondary financing market, and continued deleveraging by commercial customers reflective of the current operating environment and higher cash levels from tax reform.  Total deposits increased 25.9% year-over-year to $8.9 billion due to the FTSB and FFKT acquisitions.  Continuing to reflect the strength of our legacy footprint, total deposits, excluding CDs, increased 3.4% organically, driven by 4.8% organic growth in interest bearing and non-interest bearing demand deposits.

Credit Quality
Our strong legacy of credit and risk management is reflected in the strength of our credit quality ratios as we continue to focus on prudent lending standards while remaining disciplined and balanced on loan growth.  As of September 30, 2018, despite the addition of approximately $1.4 billion of loans from the acquisitions of FTSB and FFKT, non-performing assets, past due loans, and criticized and classified loans decreased year-over-year on both an absolute dollar basis and as a percentage of the portfolio, excluding certain underperforming commercial loans held for sale related to recent mergers.  Non-performing assets as a percentage of total assets of 0.35%, non-performing loans as a percentage of total portfolio loans of 0.49%, and annualized net charge-offs as a percentage of average portfolio loans of 0.02%, on a year-to-date basis, have continued to show improvement and have declined to the lowest levels in many years.  The modest absolute dollar increase in those categories from the sequential quarter was due to the FFKT merger.  Further reflecting the consistently high quality of the loan portfolio, the provision for credit losses decreased from $2.5 million in the third quarter of 2017 to $1.0 million in the current quarter, a result of net recoveries in the quarter of 0.02% and overall improved credit ratios.  Year-to-date, the provision decreased 35.5% due to net charge-offs of 0.02% and the improved credit ratios.

Net Interest Margin and Income
The net interest margin for the third quarter of 2018 increased 2 basis points year-over-year to 3.50%.  The net interest margin benefited from increases in the Federal Reserve Board's target federal funds rate through the past year and partial quarter benefit from the higher margins on the acquired FFKT net assets, partially offset by higher funding costs as well as a flattening of the yield curve.  Also impacting the year-over-year change in the net interest margin was a six basis point reduction related to the lower tax-equivalency of the state and local municipal tax-exempt securities resulting from the "Tax Cuts and Jobs Act".  The increase in the cost of interest bearing liabilities was primarily due to higher rates for interest bearing public funds, higher tier money market accounts, and Federal Home Loan Bank and other borrowings.  Further, reflecting the benefit of our legacy deposit footprint, the year-to-date deposit beta on the four federal funds rate increases since the year ago quarter was 15%, or only 11% when including the strong growth in non-interest bearing deposits.  Lastly, accretion from acquisitions benefited the third quarter net interest margin by approximately 11 basis points, as compared to 12 basis points in the prior year period, and it was 10 basis points for the year-to-date period versus 9 basis points for the same 2017 period.

Net interest income increased $15.7 million, or 21.1%, during the third quarter of 2018 as compared to the same quarter of 2017 due to an 18.1% increase in average total earning assets, primarily driven by the FTSB and FFKT acquisitions and related accretion from purchase accounting.  For the nine months ended September 30, 2018, net interest income increased $28.4 million, or 13.1%, due to higher average total earning assets from a larger investment portfolio and the $2.2 billion in earning assets acquired from FTSB and FFKT.

Non-Interest Income
For the third quarter of 2018, non-interest income of $26.2 million increased $5.3 million, or 25.5%, from the third quarter of 2017, driven by the FTSB and FFKT acquisitions.  The associated larger customer deposit base and higher transaction volumes drove the year-over-year increases in electronic banking fees and service charges on deposits.  Higher trust fees were due to a 21% increase in trust assets from a combination of the acquisition of FFKT's trust business and organic growth, as well as improvement in the equity markets.  Other income increased $1.0 million primarily due to a $0.6 million increase in commercial customer loan swap-related income.  In addition, mortgage banking income increased $0.4 million, or 37.9%, due to the strength of the residential mortgage lending program.

For the nine months ended September 30, 2018, non-interest income increased $7.8 million, or 11.8%.  The primary drivers of this year-to-date increase were increased customer levels, transaction volumes, mortgage banking income, and trust assets, as discussed above.

Non-Interest Expense
Total operating expenses continued to be well-controlled during the third quarter of 2018, despite the inclusion of FFKT's operating expenses since August 20th.  The FFKT cost savings of 35% announced in April remain on track for 75% of the anticipated savings to be achieved during 2019 and 100% thereafter.  Excluding merger-related expenses, non-interest expense increased $9.6 million, or 17.1%, compared to the prior year period, reflecting the two acquisitions.  This year-over-year increase is primarily due to higher salaries and wages, employee benefits, net occupancy, and equipment costs associated with additional staffing and financial center locations from the two acquisitions.  These increases were balanced by strong discretionary expense management as demonstrated by the 148 basis point year-over-year decrease in the efficiency ratio to 55.6%.

Excluding merger-related expenses in both years, non-interest expense during the first nine months of 2018 increased $12.2 million, or 7.4%, compared to the prior year period, reflecting the acquisition of both FTSB and FFKT, partially offset by strong legacy expense management.

Provision for Income Taxes
The effective income tax rate and associated provision for income taxes for the third quarter of 2018 are reflective of the recently enacted "Tax Cuts and Jobs Act", which lowered the statutory Federal income tax rate for corporations to 21%.  During the third quarter, the effective tax rate was 16.71% as compared to 28.54% last year, while the provision for income taxes decreased $4.0 million to $6.5 million, despite higher year-over-year pre-tax income.

Capital
WesBanco continues to maintain strong regulatory capital ratios as both consolidated and bank-level regulatory capital ratios are well above the applicable "well-capitalized" standards promulgated by bank regulators and the BASEL III capital standards.  At September 30, 2018, Tier I leverage was 11.22%, Tier I Risk-Based capital was 14.32%, Total Risk-Based capital was 15.20%, and the Common Equity Tier 1 capital ratio ("CET 1") was 12.41%.  Tangible common equity also remained strong at 8.66% at period-end.  Record earnings achieved during 2017, strong regulatory capital and liquidity positions, and solid execution on well-defined long-term operational and growth strategies enabled WesBanco to increase the quarterly cash dividend by 11.5% to $0.29 per share during February of this year.  This was the eleventh increase during the last eight years, representing a cumulative increase of 107%.

Conference Call and Webcast
WesBanco will host a conference call to discuss the Company's financial results for the third quarter of 2018 at 3:00 p.m. ET on Thursday, October 25, 2018.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10115497.  The replay will begin at approximately 5:00 p.m. ET on October 25, and end at 12 a.m. ET on November 6.  An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.wesbanco.com).

Forward-Looking Statements
Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2017 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), including WesBanco's Form 10-Q for the quarters ended March 31 and June 30, 2018, which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and FFKT may not be integrated successfully or such integration may take longer to accomplish than excepted; the expected cost savings and any revenue synergies from the merger of WesBanco and FFKT may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and FFKT may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

About WesBanco, Inc.
Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $12.6 billion (as of September 30, 2018).  WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management.  WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with approximately $4.7 billion of assets under management (as of September 30, 2018), and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 209 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia.  In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 4
(unaudited, dollars in thousands, except shares and per share amounts)
	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
Interest and dividend income	2018	2017	% Change	2018	2017	% Change
Loans, including fees	$ 86,605	$ 70,342	23.1	$ 234,276	$ 202,600	15.6
Interest and dividends on securities:
Taxable	14,964	9,711	54.1	40,702	28,682	41.9
Tax-exempt	5,326	4,862	9.5	15,216	14,617	4.1
Total interest and dividends on securities	20,290	14,573	39.2	55,918	43,299	29.1
Other interest income	1,498	574	161.0	3,402	1,674	103.2
Total interest and dividend income	108,393	85,489	26.8	293,596	247,573	18.6
Interest expense
Interest bearing demand deposits	3,501	1,814	93.0	9,174	4,413	107.9
Money market deposits	1,360	751	81.1	3,332	1,970	69.1
Savings deposits	352	189	86.2	768	555	38.4
Certificates of deposit	3,276	2,610	25.5	8,789	7,512	17.0
Total interest expense on deposits	8,489	5,364	58.3	22,063	14,450	52.7
Federal Home Loan Bank borrowings	6,691	3,628	84.4	17,142	9,608	78.4
Other short-term borrowings	965	394	144.9	2,497	954	161.7
Subordinated debt and junior subordinated debt	2,315	1,849	25.2	6,425	5,449	17.9
Total interest expense	18,460	11,235	64.3	48,127	30,461	58.0
Net interest income	89,933	74,254	21.1	245,469	217,112	13.1
Provision for credit losses	1,035	2,516	(58.9)	4,911	7,610	(35.5)
Net interest income after provision for credit losses	88,898	71,738	23.9	240,558	209,502	14.8
Non-interest income
Trust fees	6,265	5,358	16.9	18,520	17,073	8.5
Service charges on deposits	6,313	5,320	18.7	16,282	15,254	6.7
Electronic banking fees	6,139	4,883	25.7	16,697	14,395	16.0
Net securities brokerage revenue	1,836	1,721	6.7	5,315	5,164	2.9
Bank-owned life insurance	1,232	1,164	5.8	5,116	3,671	39.4
Mortgage banking income	1,521	1,103	37.9	4,297	3,511	22.4
Net securities gains	84	6	1,300.0	403	511	(21.1)
Net gain/(loss) on other real estate owned and other assets	150	(298)	150.3	641	9	7,022.2
Other income	2,684	1,642	63.5	6,444	6,318	2.0
Total non-interest income	26,224	20,899	25.5	73,715	65,906	11.8
Non-interest expense
Salaries and wages	30,335	24,957	21.5	82,213	71,575	14.9
Employee benefits	7,905	7,728	2.3	22,782	23,670	(3.8)
Net occupancy	4,957	4,132	20.0	13,715	12,969	5.8
Equipment	4,488	3,905	14.9	12,532	12,043	4.1
Marketing	1,446	1,599	(9.6)	3,967	4,482	(11.5)
FDIC insurance	789	945	(16.5)	2,315	2,677	(13.5)
Amortization of intangible assets	1,821	1,223	48.9	4,218	3,736	12.9
Restructuring and merger-related expense	10,811	-	100.0	16,468	491	3,254.0
Other operating expenses	13,568	11,265	20.4	36,024	34,380	4.8
Total non-interest expense	76,120	55,754	36.5	194,234	166,023	17.0
Income before provision for income taxes	39,002	36,883	5.7	120,039	109,385	9.7
Provision for income taxes	6,516	10,527	(38.1)	20,855	30,801	(32.3)
Net Income	$ 32,486	$ 26,356	23.3	$ 99,184	$ 78,584	26.2

Taxable equivalent net interest income	$ 91,348	$ 76,872	18.8	$ 249,514	$ 224,983	10.9

Per common share data
Net income per common share - basic	$ 0.65	$ 0.60	8.3	$ 2.11	$ 1.79	17.9
Net income per common share - diluted	0.64	0.60	6.7	2.11	1.78	18.5
Net income per common share - diluted, excluding certain items (1)(2)	0.81	0.60	35.0	2.38	1.79	33.0
Dividends declared	0.29	0.26	11.5	0.87	0.78	11.5
Book value (period end)	35.30	31.67	11.5	35.30	31.67	11.5
Tangible book value (period end) (1)	18.54	18.40	0.8	18.54	18.40	0.8
Average common shares outstanding - basic	50,277,847	44,031,813	14.2	46,965,095	43,992,017	6.8
Average common shares outstanding - diluted	50,432,112	44,086,881	14.4	47,107,829	44,059,469	6.9
Period end common shares outstanding	54,603,967	44,033,585	24.0	54,603,967	44,033,585	24.0

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses and the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2018	2017	% Change

Return on average assets	1.21%	1.07%	13.08%
Return on average assets, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	1.37	1.07	28.04
Return on average equity	8.59	7.63	12.58
Return on average equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	9.71	7.66	26.76
Return on average tangible equity (1)	15.71	13.69	14.76
Return on average tangible equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	17.70	13.74	28.82
Yield on earning assets (2)	4.11	3.92	4.85
Cost of interest bearing liabilities	0.89	0.62	43.55
Net interest spread (2)	3.22	3.30	(2.42)
Net interest margin (2)	3.44	3.45	(0.29)
Efficiency (1) (2)	55.00	56.91	(3.36)
Average loans to average deposits	88.25	89.72	(1.64)
Annualized net loan (recoveries) charge-offs/average loans	0.02	0.12	(83.33)
Effective income tax rate (3)	17.37	28.16	(38.32)

	For the Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017	2017

Return on average assets	1.10%	1.22%	1.36%	0.64%	1.06%
Return on average assets, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	1.39	1.38	1.37	1.16	1.06
Return on average equity	7.50	8.77	9.70	4.48	7.50
Return on average equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	9.47	9.90	9.76	8.17	7.50
Return on average tangible equity (1)	14.25	15.87	17.10	8.05	13.31
Return on average tangible equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	17.85	17.85	17.20	14.36	13.31
Yield on earning assets (2)	4.21	4.11	3.98	3.95	3.99
Cost of interest bearing liabilities	0.95	0.91	0.80	0.71	0.67
Net interest spread (2)	3.26	3.20	3.18	3.24	3.32
Net interest margin (2)	3.50	3.43	3.38	3.43	3.48
Efficiency (1) (2)	55.55	54.28	55.12	55.08	57.03
Average loans to average deposits	87.56	88.15	89.26	90.26	90.43
Annualized net loan (recoveries) charge-offs/average loans	(0.02)	0.03	0.07	0.16	0.12
Effective income tax rate (3)	16.71	18.11	17.28	59.14	28.54
Trust assets, market value at period end	$ 4,743,894	$ 4,044,207	$ 4,027,358	$ 3,943,519	$ 3,908,705

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(3) The three months ended December 31, 2017 include a $12.8 million tax expense as a result of the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 6
(unaudited, dollars in thousands, except shares)					% Change
Balance sheets	September 30,			December 31,	December 31, 2017
Assets	2018	2017	% Change	2017	to Sept. 30, 2018
Cash and due from banks	$ 184,826	$ 96,167	92.2	$ 97,746	89.1
Due from banks - interest bearing	88,854	14,704	504.3	19,826	348.2
Securities:
Equity securities, at fair value	12,784	7,929	61.2	13,457	(5.0)
Available-for-sale debt securities, at fair value	2,008,232	1,305,532	53.8	1,261,865	59.1
Held-to-maturity debt securities (fair values of $1,014,361; $1,044,748
and $1,023,784, respectively)	1,025,538	1,025,688	(0.0)	1,009,500	1.6
Total securities	3,046,554	2,339,149	30.2	2,284,822	33.3
Loans held for sale	55,913	26,888	107.9	20,320	175.2
Portfolio loans:
Commercial real estate	3,906,221	3,014,412	29.6	2,994,448	30.4
Commercial and industrial	1,292,073	1,125,693	14.8	1,125,327	14.8
Residential real estate	1,598,477	1,356,580	17.8	1,353,301	18.1
Home equity	604,106	527,216	14.6	529,196	14.2
Consumer	325,546	349,148	(6.8)	339,169	(4.0)
Total portfolio loans, net of unearned income	7,726,423	6,373,049	21.2	6,341,441	21.8
Allowance for loan losses	(48,902)	(45,487)	(7.5)	(45,284)	(8.0)
Net portfolio loans	7,677,521	6,327,562	21.3	6,296,157	21.9
Premises and equipment, net	159,284	133,497	19.3	130,722	21.8
Accrued interest receivable	39,465	30,152	30.9	29,728	32.8
Goodwill and other intangible assets, net	928,083	590,249	57.2	589,264	57.5
Bank-owned life insurance	223,995	191,466	17.0	192,589	16.3
Other assets	194,984	168,443	15.8	155,004	25.8
Total Assets	$ 12,599,479	$ 9,918,277	27.0	$ 9,816,178	28.4

Liabilities
Deposits:
Non-interest bearing demand	$ 2,411,862	$ 1,851,167	30.3	$ 1,846,748	30.6
Interest bearing demand	2,187,662	1,666,117	31.3	1,625,015	34.6
Money market	1,178,950	990,788	19.0	1,024,856	15.0
Savings deposits	1,649,684	1,258,887	31.0	1,269,912	29.9
Certificates of deposit	1,513,600	1,334,066	13.5	1,277,057	18.5
Total deposits	8,941,758	7,101,025	25.9	7,043,588	26.9
Federal Home Loan Bank borrowings	1,131,253	1,015,011	11.5	948,203	19.3
Other short-term borrowings	294,281	165,576	77.7	184,805	59.2
Subordinated debt and junior subordinated debt	189,745	164,278	15.5	164,327	15.5
Total borrowings	1,615,279	1,344,865	20.1	1,297,335	24.5
Accrued interest payable	6,623	3,924	68.8	3,178	108.4
Other liabilities	108,550	73,905	46.9	76,756	41.4
Total Liabilities	10,672,210	8,523,719	25.2	8,420,857	26.7

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in
2018 and 2017, respectively; 54,604,294, 44,041,572 and 44,043,244 shares
issued, respectively; 54,603,967, 44,033,585 and 44,043,244 shares	113,758	91,753	24.0	91,756	24.0
outstanding, respectively
Capital surplus	1,165,006	683,348	70.5	684,730	70.1
Retained earnings	709,477	641,329	10.6	651,357	8.9
Treasury stock (327, 7,987 and 0 shares - at cost, respectively)	(15)	(300)	95.0	-	-
Accumulated other comprehensive loss	(59,873)	(20,837)	(187.3)	(31,495)	(90.1)
Deferred benefits for directors	(1,084)	(735)	(47.5)	(1,027)	(5.6)
Total Shareholders' Equity	1,927,269	1,394,558	38.2	1,395,321	38.1
Total Liabilities and Shareholders' Equity	$ 12,599,479	$ 9,918,277	27.0	$ 9,816,178	28.4

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands, except shares)
Balance sheets	September 30,	June 30,
Assets	2018	2018	% Change
Cash and due from banks	$ 184,826	$ 101,905	81.4
Due from banks - interest bearing	88,854	53,654	65.6
Securities:
Trading securities, at fair value	12,784	13,494	(5.3)
Available-for-sale, at fair value	2,008,232	1,796,571	11.8
Held-to-maturity (fair values of $1,014,361 and 1,016,111, respectively)	1,025,538	1,019,746	0.6
Total securities	3,046,554	2,829,811	7.7
Loans held for sale	55,913	12,053	363.9
Portfolio Loans:
Commercial real estate	3,906,221	3,189,335	22.5
Commercial and industrial	1,292,073	1,294,488	(0.2)
Residential real estate	1,598,477	1,450,829	10.2
Home equity	604,106	535,653	12.8
Consumer	325,546	322,594	0.9
Total portfolio loans, net of unearned income	7,726,423	6,792,899	13.7
Allowance for loan losses	(48,902)	(47,638)	(2.7)
Net portfolio loans	7,677,521	6,745,261	13.8
Premises and equipment, net	159,284	131,502	21.1
Accrued interest receivable	39,465	33,868	16.5
Goodwill and other intangible assets, net	928,083	661,616	40.3
Bank-owned life insurance	223,995	191,701	16.8
Other assets	194,984	185,213	5.3
Total Assets	$ 12,599,479	$ 10,946,584	15.1

Liabilities
Deposits:
Non-interest bearing demand	$ 2,411,862	$ 2,046,537	17.9
Interest bearing demand	2,187,662	1,809,140	20.9
Money market	1,178,950	1,051,043	12.2
Savings deposits	1,649,684	1,385,356	19.1
Certificates of deposit	1,513,600	1,376,528	10.0
Total deposits	8,941,758	7,668,604	16.6
Federal Home Loan Bank borrowings	1,131,253	1,248,406	(9.4)
Other short-term borrowings	294,281	258,067	14.0
Subordinated debt and junior subordinated debt	189,745	165,420	14.7
Total borrowings	1,615,279	1,671,893	(3.4)
Accrued interest payable	6,623	4,417	49.9
Other liabilities	108,550	77,564	39.9
Total liabilities	10,672,210	9,422,478	13.3

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized;
54,604,294 and 46,655,012 shares issued, respectively;
54,603,967 and 46,643,250 shares outstanding, respectively	113,758	97,197	17.0
Capital surplus	1,165,006	789,038	47.6
Retained earnings	709,477	692,820	2.4
Treasury stock (327 and 11,762 shares - at cost)	(15)	(555)	(97.3)
Accumulated other comprehensive loss	(59,873)	(53,352)	(12.2)
Deferred benefits for directors	(1,084)	(1,042)	4.1
Total Shareholders' Equity	1,927,269	1,524,106	26.5
Total Liabilities and Shareholders' Equity	$ 12,599,479	$ 10,946,584	15.1

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2018		2017		2018		2017
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 94,337	2.29%	$ 9,841	1.26%	$ 50,686	2.28%	$ 12,199	0.80%
Loans, net of unearned income (1)	7,227,835	4.75	6,396,897	4.36	6,787,565	4.61	6,347,626	4.27
Securities: (2)
Taxable	2,194,708	2.73	1,595,263	2.43	2,038,978	2.66	1,582,875	2.42
Tax-exempt (3)	785,699	3.43	721,343	4.15	751,403	3.42	722,834	4.15
Total securities	2,980,407	2.91	2,316,606	2.97	2,790,381	2.87	2,305,709	2.96
Other earning assets	60,783	6.26	48,961	4.44	56,182	6.02	47,511	4.49
Total earning assets (3)	10,363,362	4.21%	8,772,305	3.99%	9,684,814	4.11%	8,713,045	3.92%
Other assets	1,375,434		1,125,182		1,238,728		1,123,193
Total Assets	$ 11,738,796		$ 9,897,487		$ 10,923,542		$ 9,836,238

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,983,340	0.70%	$ 1,635,956	0.44%	$ 1,844,423	0.67%	$ 1,602,546	0.37%
Money market accounts	1,111,341	0.49	994,772	0.30	1,051,104	0.42	1,015,852	0.26
Savings deposits	1,511,075	0.09	1,257,785	0.06	1,389,613	0.07	1,246,252	0.06
Certificates of deposit	1,439,658	0.90	1,367,581	0.76	1,366,109	0.86	1,408,231	0.71
Total interest bearing deposits	6,045,414	0.56	5,256,094	0.40	5,651,249	0.52	5,272,881	0.37
Federal Home Loan Bank borrowings	1,194,940	2.22	1,005,106	1.43	1,138,350	2.01	967,356	1.33
Other borrowings	269,342	1.42	185,051	0.85	249,030	1.34	178,613	0.71
Subordinated debt and junior subordinated debt	180,074	5.10	164,236	4.47	172,518	4.98	164,112	4.44
Total interest bearing liabilities	7,689,770	0.95%	6,610,487	0.67%	7,211,147	0.89%	6,582,962	0.62%
Non-interest bearing demand deposits	2,209,235		1,817,781		2,040,292		1,801,945
Other liabilities	120,302		75,254		127,699		74,920
Shareholders' equity	1,719,489		1,393,965		1,544,404		1,376,411
Total Liabilities and Shareholders' Equity	$ 11,738,796		$ 9,897,487		$ 10,923,542		$ 9,836,238
Taxable equivalent net interest spread		3.26%		3.32%		3.22%		3.30%
Taxable equivalent net interest margin		3.50%		3.48%		3.44%		3.45%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Loan fees included in interest income on loans are $0.9 million and $0.8 million for the three months ended September 30, 2018 and 2017, respectively, and $2.3 million and $2.4 million for the nine months ended September 30, 2018 and 2017, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $2.4 million for both the three months ended September 30, 2018 and 2017 and $5.9 million and $4.9 million  for the nine months ended September 30, 2018 and 2017, respectively. Accretion on interest bearing liabilities acquired from the prior acquisitions was $0.6 million and $0.3 million for the three months ended September 30, 2018 and 2017, respectively, and $1.5 million and $1.1 million  for the nine months ended September 30, 2018 and 2017, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for 2018 and 35% for each prior period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Interest income	2018	2018	2018	2017	2017
Loans, including fees	$ 86,605	$ 78,538	$ 69,237	$ 69,408	$ 70,342
Interest and dividends on securities:
Taxable	14,964	14,194	11,543	9,948	9,711
Tax-exempt	5,326	5,055	4,834	4,872	4,862
Total interest and dividends on securities	20,290	19,249	16,377	14,820	14,573
Other interest income	1,498	1,101	803	623	574
Total interest and dividend income	108,393	98,888	86,417	84,851	85,489
Interest expense
Interest bearing demand deposits	3,501	3,150	2,524	2,039	1,814
Money market deposits	1,360	1,093	878	805	751
Savings deposits	352	227	189	189	189
Certificates of deposit	3,276	2,977	2,536	2,597	2,610
Total interest expense on deposits	8,489	7,447	6,127	5,630	5,364
Federal Home Loan Bank borrowings	6,691	5,953	4,498	3,682	3,628
Other short-term borrowings	965	973	558	489	394
Subordinated debt and junior subordinated debt	2,315	2,168	1,942	1,868	1,849
Total interest expense	18,460	16,541	13,125	11,669	11,235
Net interest income	89,933	82,347	73,292	73,182	74,254
Provision for credit losses	1,035	1,708	2,168	2,376	2,516
Net interest income after provision for credit losses	88,898	80,639	71,124	70,806	71,738
Non-interest income
Trust fees	6,265	5,752	6,503	5,667	5,358
Service charges on deposits	6,313	5,146	4,822	5,278	5,320
Electronic banking fees	6,139	5,728	4,829	4,788	4,883
Net securities brokerage revenue	1,836	1,809	1,670	1,508	1,721
Bank-owned life insurance	1,232	1,128	2,756	1,123	1,164
Mortgage banking income	1,521	1,670	1,004	1,542	1,103
Net securities gains/(losses)	84	358	(39)	56	6
Net gain/(loss) on other real estate owned and other assets	150	229	262	649	(298)
Other income	2,684	1,588	2,173	2,323	1,642
Total non-interest income	26,224	23,408	23,980	22,934	20,899
Non-interest expense
Salaries and wages	30,335	26,872	25,006	25,786	24,957
Employee benefits	7,905	7,965	6,912	6,263	7,728
Net occupancy	4,957	4,103	4,656	4,132	4,132
Equipment	4,488	4,095	3,949	3,983	3,905
Marketing	1,446	1,405	1,116	1,238	1,599
FDIC insurance	789	868	658	827	945
Amortization of intangible assets	1,821	1,312	1,086	1,204	1,223
Restructuring and merger-related expense	10,811	5,412	245	454	-
Other operating expenses	13,568	11,511	10,943	10,950	11,265
Total non-interest expense	76,120	63,543	54,571	54,837	55,754
Income before provision for income taxes	39,002	40,504	40,533	38,903	36,883
Provision for income taxes	6,516	7,335	7,004	23,006	10,527
Net Income	$ 32,486	$ 33,169	$ 33,529	$ 15,897	$ 26,356

Taxable equivalent net interest income	$ 91,348	$ 83,691	$ 74,577	$ 75,805	$ 76,872

Per common share data
Net income per common share - basic	$ 0.65	$ 0.71	$ 0.76	$ 0.36	$ 0.60
Net income per common share - diluted	$ 0.64	$ 0.71	$ 0.76	$ 0.36	$ 0.60
Net income per common share - diluted, excluding certain items (1)(2)	$ 0.81	$ 0.80	$ 0.76	$ 0.66	$ 0.60
Dividends declared	$ 0.29	$ 0.29	$ 0.29	$ 0.26	$ 0.26
Book value (period end)	$ 35.30	$ 32.68	$ 31.84	$ 31.68	$ 31.67
Tangible book value (period end) (1)	$ 18.54	$ 18.59	$ 18.56	$ 18.42	$ 18.40
Average common shares outstanding - basic	50,277,847	46,498,305	44,050,701	44,036,416	44,031,813
Average common shares outstanding - diluted	50,432,112	46,639,780	44,168,242	44,109,767	44,086,881
Period end common shares outstanding	54,603,967	46,643,250	44,060,957	44,043,244	44,033,585
Full time equivalent employees	2,404	2,040	1,939	1,940	1,944

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses and the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2018		2018		2018		2017		2017
Non-performing assets:
Troubled debt restructurings - accruing	$ 6,338		$ 6,460		$ 6,858		$ 6,571		$ 6,638
Non-accrual loans:
Troubled debt restructurings	2,036		2,514		2,397		2,865		2,982
Other non-accrual loans	29,238		29,467		29,989		33,960		32,476
Total non-accrual loans	31,274		31,981		32,386		36,825		35,458
Total non-performing loans	37,612		38,441		39,244		43,396		42,096
Other real estate and repossessed assets	6,877		4,384		4,067		5,297		5,782
Total non-performing assets	$ 44,489		$ 42,825		$ 43,311		$ 48,693		$ 47,878

Past due loans (1):
Loans past due 30-89 days	$ 18,016		$ 13,357		$ 14,536		$ 11,172		$ 17,292
Loans past due 90 days or more	2,451		1,881		1,579		2,726		4,856
Total past due loans	$ 20,467		$ 15,238		$ 16,115		$ 13,898		$ 22,148

Criticized and classified loans (2):
Criticized loans	$ 46,370		$ 34,045		$ 33,785		$ 36,092		$ 34,784
Classified loans	31,437		38,982		34,566		37,858		44,303
Total criticized and classified loans	$ 77,807		$ 73,027		$ 68,351		$ 73,950		$ 79,087

Loans past due 30-89 days / total portfolio loans	0.23%		0.20%		0.23%		0.18%		0.27%
Loans past due 90 days or more / total portfolio loans	0.03		0.03		0.02		0.04		0.08
Non-performing loans / total portfolio loans	0.49		0.57		0.62		0.68		0.66
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	0.58		0.63		0.68		0.77		0.75
Non-performing assets / total assets	0.35		0.39		0.42		0.50		0.48
Criticized and classified loans / total portfolio loans	1.01		1.08		1.08		1.17		1.24

Allowance for loan losses
Allowance for loan losses	$ 48,902		$ 47,638		$ 46,334		$ 45,284		$ 45,487
Provision for credit losses	1,035		1,708		2,168		2,376		2,516
Net loan and deposit account overdraft (recoveries) charge-offs	(306)		425		1,063		2,652		1,888

Annualized net loan (recoveries) charge-offs /average loans	(0.02)%		0.02%		0.07%		0.16%		0.12%
Allowance for loan losses / total portfolio loans	0.63%		0.70%		0.73%		0.71%		0.71%
Allowance for loan losses / non-performing loans	1.30	x	1.24	x	1.18	x	1.04	x	1.08	x
Allowance for loan losses / non-performing loans and
loans past due	0.84	x	0.89	x	0.84	x	0.79	x	0.71	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2018		2018		2018		2017		2017
Capital ratios
Tier I leverage capital	11.22%		10.21%		10.56%		10.39%		10.21%
Tier I risk-based capital	14.32		14.26		14.31		14.12		13.62
Total risk-based capital	15.20		15.26		15.35		15.16		14.65
Common equity tier 1 capital ratio (CET 1)	12.41		12.38		12.33		12.14		11.70
Average shareholders' equity to average assets	14.65		13.89		14.02		14.19		14.08
Tangible equity to tangible assets (3)	8.66		8.43		8.46		8.79		8.68
(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES	Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2018	2018	2018	2017	2017	2018	2017
Return on average assets, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 128,886	$ 133,039	$ 135,979	$ 63,068	$ 104,566	$ 132,609	$ 105,067
Plus: after-tax merger-related expenses (annualized) (1)	33,885	17,150	784	1,170	-	17,394	427
Plus: net deferred tax asset revaluation (annualized)	-	-	-	50,703	-	-	-
Net income excluding after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	162,771	150,189	136,763	114,941	104,566	150,003	105,494

Average total assets	$ 11,738,796	$ 10,918,731	$ 9,993,364	$ 9,907,944	$ 9,897,487	$ 10,923,542	$ 9,836,238

Return on average assets, excluding after-tax merger-related expenses and net deferred tax asset revaluation	1.39%	1.38%	1.37%	1.16%	1.06%	1.37%	1.07%

Return on average equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 128,886	$ 133,039	$ 135,979	$ 63,068	$ 104,566	$ 132,609	$ 105,067
Plus: after-tax merger-related expenses (annualized) (1)	33,885	17,150	784	1,170	-	17,394	427
Plus: net deferred tax asset revaluation (annualized)	-	-	-	50,703	-	-	-
Net income excluding after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	162,771	150,189	136,763	114,941	104,566	150,003	105,494

Average total shareholders' equity	1,719,489	1,517,036	1,401,271	1,406,263	1,393,965	1,544,404	1,376,411

Return on average equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation	9.47%	9.90%	9.76%	8.17%	7.50%	9.71%	7.66%

Return on average tangible equity:
Net income (annualized)	$ 128,886	$ 133,039	$ 135,979	$ 63,068	$ 104,566	$ 132,609	$ 105,067
Plus: amortization of intangibles (annualized) (1)	5,707	4,156	3,479	3,104	3,154	4,455	3,247
Net income before amortization of intangibles (annualized)	134,593	137,195	139,458	66,172	107,720	137,064	108,314

Average total shareholders' equity	1,719,489	1,517,036	1,401,271	1,406,263	1,393,965	1,544,404	1,376,411
Less: average goodwill and other intangibles, net of def. tax liability	(775,267)	(652,318)	(585,711)	(584,227)	(584,903)	(671,786)	(585,107)
Average tangible equity	$ 944,222	$ 864,718	$ 815,560	$ 822,036	$ 809,062	$ 872,618	$ 791,304

Return on average tangible equity	14.25%	15.87%	17.10%	8.05%	13.31%	15.71%	13.69%

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 128,886	$ 133,039	$ 135,979	$ 63,068	$ 104,566	$ 132,609	$ 105,067
Plus: after-tax merger-related expenses (annualized) (1)	33,885	17,150	784	1,170	-	17,394	427
Plus: net deferred tax asset revaluation (annualized)	-	-	-	50,703	-	-	-
Plus: amortization of intangibles (annualized) (1)	5,707	4,156	3,479	3,104	3,154	4,455	3,247
Net income before amortization of intangibles and excluding
after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	168,478	154,345	140,242	118,045	107,720	154,458	108,741

Average total shareholders' equity	1,719,489	1,517,036	1,401,271	1,406,263	1,393,965	1,544,404	1,376,411
Less: average goodwill and other intangibles, net of def. tax liability	(775,267)	(652,318)	(585,711)	(584,227)	(584,903)	(671,786)	(585,107)
Average tangible equity	$ 944,222	$ 864,718	$ 815,560	$ 822,036	$ 809,062	$ 872,618	$ 791,304

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation	17.85%	17.85%	17.20%	14.36%	13.31%	17.70%	13.74%

Efficiency ratio:
Non-interest expense	$ 76,120	$ 63,543	$ 54,571	$ 54,837	$ 55,754	$ 194,234	$ 166,023
Less: restructuring and merger-related expense	(10,811)	(5,412)	(245)	(454)	-	(16,468)	(491)
Non-interest expense excluding restructuring and merger-related expense	65,309	58,131	54,326	54,383	55,754	177,766	165,532

Net interest income on a fully taxable equivalent basis	91,348	83,691	74,577	75,805	76,872	249,514	224,983
Non-interest income	26,224	23,408	23,980	22,934	20,899	73,715	65,906
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 117,572	$ 107,099	$ 98,557	$ 98,739	$ 97,771	$ 323,229	$ 290,889
Efficiency Ratio	55.55%	54.28%	55.12%	55.08%	57.03%	55.00%	56.91%

Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses:
Net income	$ 32,486	$ 33,169	$ 33,529	$ 15,897	$ 26,356	$ 99,184	$ 78,584
Add: Net deferred tax asset revaluation	-	-	-	12,780	-	-	-
Add: After-tax merger-related expenses (1)	8,541	4,276	193	295	-	13,010	319
Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses	$ 41,027	$ 37,445	$ 33,722	$ 28,972	$ 26,356	$ 112,194	$ 78,903

Net Income, excluding net deferred tax asset revaluation and after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.64	$ 0.71	$ 0.76	$ 0.36	$ 0.60	$ 2.11	$ 1.78
Add: Net deferred tax asset revaluation per diluted share	-	-	-	0.29	-	-	-
Add: After-tax merger-related expenses per diluted share (1)	0.17	0.09	-	0.01	-	0.27	0.01
Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses per diluted share	$ 0.81	$ 0.80	$ 0.76	$ 0.66	$ 0.60	$ 2.38	$ 1.79

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2018	2018	2018	2017	2017
Tangible book value per share:
Total shareholders' equity	$ 1,927,269	$ 1,524,106	$ 1,403,026	$ 1,395,321	$ 1,394,558
Less: goodwill and other intangible assets, net of def. tax liability	(915,022)	(657,111)	(585,316)	(583,903)	(584,543)
Tangible equity	1,012,247	866,995	817,711	811,418	810,015

Common shares outstanding	54,603,967	46,643,250	44,060,957	44,043,244	44,033,585

Tangible book value per share	$ 18.54	$ 18.59	$ 18.56	$ 18.42	$ 18.40

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,927,269	$ 1,524,106	$ 1,403,026	$ 1,395,321	$ 1,394,558
Less: goodwill and other intangible assets, net of def. tax liability	(915,022)	(657,111)	(585,316)	(583,903)	(584,543)
Tangible equity	1,012,247	866,995	817,711	811,418	810,015

Total assets	12,599,479	10,946,584	10,245,419	9,816,178	9,918,277
Less: goodwill and other intangible assets, net of def. tax liability	(915,022)	(657,111)	(585,316)	(583,903)	(584,543)
Tangible assets	$ 11,684,457	$ 10,289,473	$ 9,660,103	$ 9,232,275	$ 9,333,734

Tangible equity to tangible assets	8.66%	8.43%	8.46%	8.79%	8.68%

(1) Tax effected at 21% for the periods in 2018 and 35% for all prior periods.